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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ------------------------

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          CENTENNIAL TECHNOLOGIES, INC.
                          -----------------------------
             (Exact name of registrant as specified in its charter)


        DELAWARE                                             04-2978400
        --------                                             ----------
(State of incorporation                                    (IRS employer
     or organization)                                     identification no.)



                       7 LOPEZ ROAD, WILMINGTON, MA 01887
                       ----------------------------------
               (Address of principal executive offices) (Zip code)
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
If this form relates to the registration              If this form relates to the registration
of a class of securities pursuant to                  of a class of securities pursuant to
Section 12(b) of the Exchange Act and                 Section 12(g) of the Exchange Act and
is effective pursuant to General                      is effective pursuant to General
Instruction A.(c), please check the                   Instruction A.(d), please check the
following box:     /  /                               following box:    /x/

Securities to be registered pursuant to Section 12(b) of the Act: None


Securities to be registered pursuant to Section 12(g) of the Act:

                         PREFERRED STOCK PURCHASE RIGHTS
                         -------------------------------
                                (Title of Class)




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Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
         --------------------------------------------------------

         In connection with the Asset Purchase Agreement, dated as of December 29, 1999 (the "Purchase Agreement"), by and between Centennial Technologies, Inc. ("Registrant") and Intel Corporation ("Intel"), Registrant and American Securities Transfer & Trust, Inc. (the "Rights Agent") entered into an amendment to the Rights Agreement, dated as of December 29, 1999 ("Amendment No. 1 to Rights Agreement"), amending the Rights Agreement, dated as of March 16, 1999 (the "Rights Agreement"), by and between Registrant and the Rights Agent in order to, among other things, amend Sections 1 and 3(a) of the Rights Agreement to provide that neither Intel nor any of its Affiliates or Associates (each, as defined in the Rights Agreement) will become an Acquiring Person (as defined in the Rights Agreement) by reason of its acquisition of shares of Registrant's Series B Convertible Preferred Stock pursuant to the Purchase Agreement.

         A copy of Amendment No. 1 to Rights Agreement is attached hereto as
Exhibit 4.2 and is incorporated herein by reference. The foregoing description of Amendment No. 1 to Rights Agreement does not purport to be complete and is qualified in its entirety by reference to Amendment No. 1 to Rights Agreement.

ITEM 2 - EXHIBITS
-----------------

Exhibit 4.2 Amendment No. 1 to Rights Agreement, dated December 29, 1999, by and between Centennial Technologies, Inc. and American Stock Transfer & Trust, Inc. as Rights Agent.


                                        2


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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                      CENTENNIAL TECHNOLOGIES, INC.



Date: February 1, 2000                By: /S/ RICHARD J. PULSIFER
                                         ---------------------------------------
                                          Richard J. Pulsifer
                                          Chief Financial Officer, Secretary and
                                          Treasurer



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                                  EXHIBIT INDEX


EXHIBIT NO.      DESCRIPTION
-----------      -----------
   4.2           Amendment No. 1 to Rights Agreement, dated December 29, 1999, by and between Centennial Technologies, Inc. and American Stock
                 Transfer & Trust, Inc. as Rights Agent.